Exhibit 99.1
VMS NATIONAL RESIDENTIAL PORTFOLIO I and
VMS NATIONAL RESIDENTIAL PORTFOLIO II
c/o The Altman Group, Inc.
1200 Wall Street, 3rd Floor
Lyndhurst, New Jersey 07071
YOU DO NOT NEED TO COMPLETE AND RETURN THIS FORM IF YOU ARE NOT OBJECTING TO EITHER TRANSACTION DESCRIBED IN THE PROXY STATEMENT-PROSPECTUS
LIMITED PARTNER NOTICE OF OBJECTION
          The undersigned, a limited partner of and holder of units of limited partnership interests in one or both of VMS National Residential Portfolio I, an Illinois limited partnership (“Portfolio I”) and VMS National Residential Portfolio II, an Illinois limited partnership (“Portfolio II”, and together with Portfolio I, the “Partnerships”), acting with respect to all of the units owned by the undersigned with respect to the Transaction(s) indicated below, hereby:
[__] OBJECTS
with respect to the Affiliated Contribution, as described in the proxy statement-prospectus, dated [ • ], 2006.
[__] OBJECTS
     with respect to the Unaffiliated Sale, as described in the proxy statement-prospectus.
          This Notice of Objection is being furnished by MAERIL, Inc., the managing general partner of the Partnerships. If no election is specified with respect to the Transaction, an otherwise properly completed and signed Notice of Objection will not be deemed to be an objection to the Transactions.
          Capitalized terms used in this Notice of Objection and not defined herein have the meanings set forth in the proxy statement-prospectus.
If you wish to object to either Transaction, a fully completed, signed and dated copy of this Notice of Objection should be sent to The Altman Group, Inc., by mail at 1200 Wall Street, 3rd Floor, Lyndhurst, New Jersey 07071, or by fax at (201) 460-0050, no later than midnight, New York City time, on [ • ],2006.
Dated: By:
Please Print Name:
Partnership in which you hold a limited partner interest: [___] PORTFOLIO I [___] PORTFOLIO II
Please sign exactly as you hold your interests. When signing as an attorney-in-fact, executor, administrator, trustee or guardian, please give your full title. If an interest is jointly held, each holder should sign. If a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by a duly authorized person.